EXHIBIT 10.20

STANDARD FORM
INDUSTRIAL BUILDING LEASE
(MULTI-TENANT)

1.             BASIC TERMS.  This Section 1 contains the Basic Terms of this Lease between Landlord and Tenant, named below.  Other Sections of the Lease referred to in this Section 1 explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

1.1.                            Date of Lease:

1.2.                            Landlord:               First Industrial Texas L.P.

1.3.                            Tenant:                                  Liquidity Services, Inc.

1.4.                            Premises:  The Premises are located as shown on  the floor plan attached as Exhibit A-1 and it is agreed are conclusively stipulated to contain  49,833 rentable square feet in the building commonly known as 12750 Perimeter Drive, Suite 154, Dallas, Texas 75228 (the “Building”) and the Building is conclusively stipulated to contain 178,200 rentable square feet.

1.5.                            Property:  The land described on Exhibit A and the Building and other improvements situated thereon.

1.6.                            Lease Term:  3 years 2  months (“Term”), commencing March 1, 2005 (“Commencement Date”) and ending April 30, 2008, subject to Section 13.1 below, (“Expiration Date”).

1.7.                            Permitted Uses:  (See Section 4.1)    general warehouse and distribution

1.8.                            Tenant’s Guarantor:  (if none, so state)  None

1.9.                            Brokers:  (See Section 23;  if none, so state)
                (A)  Tenant’s Broker:          None
                (B)  Landlord’s Broker:        None

1.10.                     Security/Damage Deposit:  (See Section 4.4)  $14,466.06

1.11.                     Initial Estimated Additional Rent Payable by Tenant:  $3,658.08 per month

1.12.                     Tenant’s Proportionate Share: 27.993%

1.13.                     Riders to Lease:  The following riders are attached to and made a part of this Lease. (If none, so state)                 Exhibit A, A-1, B, C, D & E

2.             LEASE OF PREMISES; RENT.

2.1.         Lease of Premises for Lease Term.  Landlord hereby leases the Premises to Tenant, and Tenant hereby rents the Premises from Landlord, for the Term and subject to the conditions of this Lease.

2.2.         Types of Rental Payments. Tenant shall pay net base rent to Landlord in monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease (the “Base Rent”) in the amounts and for the periods set forth below:

Lease Period	Annual Base Rent	Monthly Base Rent	Per Square Foot Base Rent
03/01/05 — 04/30/05	$0.00	$0.00	$0.00
05/01/05 — 04/30/06	$112,236.75	$9,353.06	$2.25
05/01/06 — 04/30/07	$124,707.50	$10,392.29	$2.50
05/01/07 — 04/30/08	$137,178.25	$11,431.52	$2.75

Tenant shall also pay Tenant’s Proportionate Share (as set forth in Section 1.12) of Operating Expenses (as hereinafter defined), Tenant’s Proportionate Share of any and all Reserve Expenses (as hereinafter defined) and any other amounts owed by Tenant hereunder [collectively, “Additional Rent”].  In the event any monthly installment of Base Rent or Additional Rent, or both, is not paid within 10 days of the date when due, a late charge in an amount equal to 5% of the then delinquent installment of Base Rent and/or Additional Rent [the “Late Charge”; the Late Charge, Default Interest (as defined in Section 22.3 below), Base Rent and Additional Rent shall collectively be referred to as “Rent”] shall be paid by Tenant to Landlord, c/o First Industrial Texas, L.P., P.O. Box 730816, Dallas, TX, 75373-0816 or if sent by overnight courier to Bank One National Processing Corp., 14800 Frye Rd., Fort

Worth, Texas 76155 Attention First Industrial Texas, LP, PO Box 730816 or such other entity designated as Landlord’s management agent, if any, and if Landlord so appoints such a management agent, the “Agent”), or pursuant to such other directions as Landlord shall designate in this Lease or otherwise in writing.

2.3.         Covenants Concerning Rental Payments.  Tenant shall pay the Rent promptly when due, without notice or demand, and without any abatement, deduction or setoff, except as may otherwise be expressly and specifically provided in this Lease.  No payment by Tenant, or receipt or acceptance by Agent or Landlord, of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or letter accompanying any payment be deemed an accord or satisfaction, and Agent or Landlord may accept such payment without prejudice to its right to recover the balance due or to pursue any other remedy available to Landlord.  If the Commencement Date occurs on a day other than the first day of a calendar month, the Rent due for the first calendar month of the Term shall be prorated on a per diem basis (based on a 360 day, 12 month year) and paid to Landlord on the Commencement Date, and the Term will be extended to terminate on the last day of the calendar month in which the Expiration Date stated in Section 1.6 occurs.  Simultaneously with the execution and delivery of this Lease, Tenant shall deposit with Landlord or Agent an amount equal to the sum of  (i) the first monthly installment of Base Rent payable under this Lease, as set forth in Section 2.2 above and (ii)  the sum  designated as the Initial Estimated Additional Rent as set forth in Section 1.10 above, in cash.   Tenant’s deposit of the foregoing items, together with the amount of the Security deposit specified in Section 1.10 above shall constitute a condition precedent to the Landlord’s obligations under this Lease, and Tenant’s failure to make such deposit shall constitute an event of default by Tenant under this Lease.

3.             OPERATING EXPENSES.

3.1.         Definitional Terms Relating to Additional Rent.  For purposes of this Section and other relevant provisions of the Lease:

3.1.1.      Operating Expenses.  The term “Operating Expenses” shall mean all costs and expenses paid or incurred with respect to the ownership, repair, replacement, restoration, maintenance and operation of the Property, including, without limitation, the following:  (i) services provided directly by employees of Landlord or Agent in connection with the operation, maintenance or rendition of other services to or for the Property; (ii) to the extent not separately metered, billed, or furnished, all charges for utilities and services furnished to either or both of the Property and the Premises (including, without limitation, the Common Areas [as hereinafter defined]), together with any taxes on such utilities; (iii) all premiums for casualty, workers’ compensation, liability, boiler, flood and all other types of insurance provided by Landlord and relating to the Property, all third party administrative costs incurred in connection with the procurement and implementation of such insurance policies, and all deductibles paid by Landlord pursuant to insurance policies required to be maintained by Landlord under this Lease; (iv) the cost of all supplies, tools, materials and equipment utilized in the ownership and operation of the Property, and sales and other taxes thereon; (v) amounts charged (including, without limitation, those costs and expenses set forth in Section 13.2 (i) below) by any or all of contractors, materialmen and suppliers for services, materials and supplies furnished to Landlord in connection with any or all of the operation, repair and maintenance of any part of the Property (together with a reasonable overhead and administrative fee to Landlord), including, without limitation, the structural elements of the Property and the Common Areas; (vi) management fees to Landlord or Agent or other persons or management entities actually involved in the management and operation of the Property; (vii) any capital improvements made by, or on behalf of, Landlord to the Property that are either or both (a) designed to reduce Operating Expenses and (b) required to keep the Property in compliance with all governmental laws, rules and regulations applicable thereto, from time to time, the cost of which capital improvements shall be reasonably amortized by Landlord over the useful life of the improvement, in accordance with generally accepted accounting principles; (viii) all professional fees incurred in connection with the operation, management and maintenance of the Property; and (ix) Taxes, as hereinafter defined in Section 3.1.2.  Notwithstanding any other provision herein to the contrary, it is agreed that if the Property is not fully occupied during any calendar year, then an adjustment shall be made in computing the Operating Expenses for such calendar year so that the Operating Expenses are computed as though the Property had been fully occupied during such calendar year.  To the extent that Landlord incurs any expenses (such as, by way of illustration only, multi-property  service contracts or blanket insurance policies) in respect of both the Property and any other properties owned by Landlord, Landlord may include a fair and equitable apportionment of such expenses in Operating Expenses.  For the purposes of computing Operating Expenses for the initial term of this Lease, the portion of Operating Expenses consisting of costs and expenses within the direct contractual control of Landlord (collectively, “Controllable Expenses”) shall be deemed to increase at a rate no greater than ten percent (10%) per annum on a cumulative compounded basis over the term of this Lease.   Notwithstanding anything in this Lease to the contrary, Controllable Expenses shall include all expenses except for insurance premiums, utilities costs, and Taxes.

3.1.2.      Taxes.  The term “Taxes,” as referred to in Section 3.1.1(ix) above shall mean (i) all governmental taxes, assessments, fees and charges of every kind or nature (other than Landlord’s income taxes), whether general, special, ordinary or extraordinary, due at any time or from time to time, during the Term and any extensions thereof, in connection with the ownership, leasing, or operation of the Property, or of the personal property and equipment located therein or used in connection therewith; and (ii) any reasonable expenses incurred by Landlord in contesting such taxes or assessments and/or the assessed value of the Property. For purposes hereof, Tenant shall be responsible for any Taxes that are assessed, become a lien, or accrue during any Operating Year, which obligation shall survive the termination or expiration of this Lease.

3.1.3.      Operating Year.  The term “Operating Year” shall mean the calendar year commencing January 1st of each year (including the calendar year within which the Commencement Date occurs) during the Term.

3.2.         Payment of Operating Expenses.  Tenant shall pay, as Additional Rent and in accordance with the requirements of Section 3.3, Tenant’s Proportionate Share of the Operating Expenses as set forth in Section 3.3.  Additional Rent commences to accrue upon the Commencement Date.  The Tenant’s Proportionate Share of Operating Expenses payable hereunder for the Operating Years in which the Term begins and ends shall be prorated to correspond to that portion of said Operating Years occurring within the Term.  Tenant’s Proportionate Share of Operating Expenses and any other sums due and payable under this Lease shall be adjusted upon receipt of the actual bills therefor, and the obligations of this Section 3 shall survive the termination or expiration of the Lease.

3.3.         Payment of Additional Rent.  Landlord shall have the right to reasonably estimate the Operating Expenses for each Operating Year.  Upon Landlord’s or Agent’s notice to Tenant of such estimated amount, Tenant shall pay, on the first day of each month during that Operating Year, an amount (the “Estimated Additional Rent”) equal to the estimate of the Tenant’s Proportionate Share of Operating Expenses divided by 12 (or the fractional portion of the Operating Year remaining at the time Landlord delivers its notice of the estimated amounts due from Tenant for that Operating Year).  Landlord may during the course of any Operating Year, redetermine the amount of its estimate of Operating Expenses for such Operating Year and adjust the amount of Estimated Additional Rent  accordingly, whereupon Tenant shall pay the adjusted Estimated Additional Rent from and after the first day of the month following the month in which Landlord delivers to Tenant written notice of  such adjustment of Estimated Additional Rent.  If the aggregate amount of Estimated Additional Rent actually paid by Tenant during any Operating Year is less than Tenant’s actual ultimate liability for Operating Expenses for that particular Operating Year, Tenant shall pay the deficiency within 30 days of Landlord’s written demand therefor.  If the aggregate amount of Estimated Additional Rent actually paid by Tenant during a given Operating Year exceeds Tenant’s actual liability for such Operating Year, the excess shall be credited against the Estimated Additional Rent next due from Tenant during the immediately subsequent Operating Year, except that in the event that such excess is paid by Tenant during the final Lease Year, then upon the expiration of the Term, Landlord or Agent shall pay Tenant the then-applicable excess promptly after determination thereof.  No interest shall be payable to Tenant on account of payments of Estimated Additional Rent or deposits to the Maintenance Reserve, and such payments may be commingled. If there exists any dispute as to (i) the amount of Additional Rent, (ii) whether a particular expense is properly included in Additional Rent or (iii) Landlord’s calculation of Additional Rent (each an “Additional Rent Dispute”), the events, errors, acts or omissions giving rise to such Additional Rent Dispute shall not constitute a breach or default by Landlord under this Lease and even if a judgment resolving the Additional Rent Dispute is entered against Landlord,  this Lease shall remain in full force and effect and Landlord shall not be liable for any consequential damages resulting from the event, error, act or omission giving rise to such Additional Rent Dispute.  Notwithstanding the existence of an Additional Rent Dispute, Tenant shall pay timely the amount of Additional Rent which is in dispute and will continue to make all subsequent payments of Additional Rent as and when required under this Lease, provided that the payment of such disputed amount and other amounts shall be without prejudice to Tenant’s position.

3.4      Compliance with Computation Requirements and Waiver of Statute.  Landlord and Tenant are knowledgeable and experienced in real estate transactions.  Landlord and Tenant agree that each provision of this Lease for determining charges, amounts and additional rent payable by Tenant (including, without limitation, payments under Sections 3.1, 3.2, and 3.3 above) is commercially reasonable and, as to each such charge or amount, constitutes a “method by which the charge is to be computed” for purposes of Section 93.004 of the Texas Property Code, as enacted by House Bill 2186, 77 th Legislature, and agree that the provisions of this Lease for determining charges, amounts and additional rent payable by Tenant (including, without limitation, payments under Sections  3.1, 3.2, and 3.3 above ) are commercially reasonable and valid  even though such methods may not state a precise mathematical formula for determining such charges.  Accordingly, Tenant voluntarily and knowingly waives all rights and benefits of Tenant under Section 39.004 of The Texas Property Code, as enacted by House Bill 2186, 77th Legislature, as such section may from time to time be amended.

 3.5         Real Estate Tax Protest.  Section 41.413 of the Texas Property Tax Code may give Tenant the right to protest before the appropriate appraisal review board a determination of the appraised value of the Property if Landlord does not so protest and requires Landlord to deliver to Tenant a notice of any determination of the appraised value of the Property.  Tenant acknowledges that the Property is a multi-tenant facility, that any filing of a protest of appraised value by Tenant will give the appraisal district discretion to increase or decrease the appraised value, that an increase in the appraised value will affect Landlord and the other tenants of the Property, and that an increase in the appraised value may increase the taxes not only for the year in question but for future years, potentially beyond expiration of the Lease Term.  Accordingly, to the extent permitted by applicable law, Tenant hereby waives the provisions of §41.413 of the Texas Property Tax Code (or any successor thereto).  In the alternative, if §41.413 of the Texas Property Tax Code may not be waived, Tenant agrees not to protest any valuation unless Tenant notifies Landlord in writing of Tenant’s intent so to protest and Landlord fails to protest the valuation within fifteen (15) days after Landlord receives Tenant’s written notice.  If Tenant files a protest without giving the written notice required by the preceding sentence, such filing shall be an event of default under this Lease without the necessity of any notice from Landlord,  notwithstanding any other provisions of  this Lease to the contrary.  Furthermore, if Tenant exercises the right of protest granted by §41.413 of the Texas Property Tax Code, Tenant shall be solely responsible for, and shall pay, all costs of such protest.  If as a result of any protest filed by Tenant, the appraised value of the Property is increased by the appraisal board, Tenant shall be solely responsible for, and shall pay upon demand by Landlord, all taxes (not only Tenant’s Pro Rata Share Percentage of Real Estate Taxes) assessed against the Property in excess of the taxes which would have been payable in the absence of the protest.  Tenant shall continue to pay such excess taxes until the determination of appraised value of the Property is changed by the appraisal review board, regardless of whether the increased taxes are incurred during the term of the Lease or thereafter.  Landlord agrees, upon request by Tenant, to provide to Tenant a copy of the determination of appraised value for any year.  The payment obligations of Tenant under this Section 3.5 shall survive the expiration or other termination of this Lease.

4.             USE OF PREMISES AND COMMON AREAS; SECURITY DEPOSIT.

4.1.         Use of Premises and Property.  The Premises shall be used by the Tenant for the purpose(s) set forth in Section 1.7 above and for no other purpose whatsoever.  Tenant shall not, at any time, use or occupy, or suffer or permit anyone to use or occupy, the Premises, or do or permit anything to be done in the Premises or the Property, in any manner that may (a) violate any Certificate of Occupancy for the Premises or the Property; (b) cause, or be liable to cause, injury to, or in any way impair the value or proper utilization of, all or any portion of the Property (including, but not limited to, the structural elements of the Property) or any equipment, facilities or systems therein; (c) constitute a violation of the laws and requirements of any public authority or the requirements of insurance bodies or the rules and regulations of the Property, including any covenant, condition or restriction affecting the Property; (d) exceed the load bearing capacity of the floor of the Premises; (e) impair or tend to impair the character, reputation or appearance of the Property; or (e) unreasonably annoy, inconvenience or disrupt the operations or tenancies of other tenants or users of the Property.  On or prior to the date hereof, Tenant has completed and delivered for the benefit of Landlord a “Tenant Operations Inquiry Form” in the form attached hereto as Exhibit D describing the nature of Tenant’s proposed business operations at the Premises, which form is intended to, and shall be, relied upon by Landlord.

4.2.         Use of Common Areas.  As used herein, “Common Areas” shall mean all areas within the Property that are available for the common use of tenants of the Property and that are not leased or held for the exclusive use of Tenant or other tenants or licensees, including, but not limited to, parking areas, driveways, sidewalks, loading areas, access roads, corridors, landscaping and planted areas.  Tenant shall have the nonexclusive right to use the Common Areas for the purposes intended, subject to such reasonable rules and regulations as Landlord may uniformly establish from time to time.  Tenant shall not interfere with the rights of any or all of Landlord, other tenants or licensees, or any other person entitled to use the Common Areas.  Without limitation of the foregoing, Tenant shall not park or store any vehicles or trailers on, or conduct truck loading and unloading activities in, the Common Areas in a manner that unreasonably disturbs, disrupts or prevents the use of the Common Areas by Landlord, other tenants or licensees or other persons entitled to use the Common Areas.  Landlord, from time to time, may change any or all of the size, location, nature and use of any of the Common Areas although such changes may result in inconvenience to Tenant, so long as such changes do not materially and adversely affect Tenant’s use of the Premises.  In addition to the foregoing, Landlord may, at any time, close or suspend access to any Common Areas to perform any acts in the Common Areas as, in Landlord’s reasonable judgment, are desirable to improve or maintain either or both of the Premises and the Property, or are required in order to satisfy Landlord’s obligations under either or both of Sections 13.2 and 18; provided, however, that Landlord shall use reasonable efforts to limit any disruption of Tenant’s use and operation of the Premises in connection therewith.

4.3.         Signage.  Tenant shall not affix any sign of any size or character to any portion of the Property, without prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed.  Tenant shall remove all signs of Tenant upon the expiration or earlier termination of this Lease and immediately repair any damage to either or both of the Property and the Premises caused by, or resulting from, such removal.

4.4.         Security/Damage Deposit.  Simultaneously with the execution and delivery of this Lease, Tenant shall deposit with Landlord or Agent the sum set forth in Section 1.10 above, in cash (the “Security”), representing security for the performance by Tenant of the covenants and obligations hereunder, the amount of which Security was determined by adding the last installments of monthly Base and Additional Rent.  The Security shall be held by Landlord or Agent, without interest, in favor of Tenant; provided, however, that no trust relationship shall be deemed created thereby and the Security may be commingled with other assets of Landlord.  If Tenant defaults in the performance of any of its covenants hereunder, Landlord or Agent may, without notice to Tenant, apply all or any part of the Security, to the extent required for the payment of any Rent or other sums due from Tenant hereunder, in addition to any other remedies available to Landlord.  In the event the Security is so applied, Tenant shall, upon demand, immediately deposit with Landlord or Agent a sum equal to the amount so used.  If Tenant fully and faithfully complies with all the covenants and obligations hereunder, the Security (or any balance thereof) shall be returned to Tenant within 30 days after the last to occur of (i) the date the Term expires or terminates or (ii) delivery to Landlord of possession of the Premises; provided, however, that the Security shall be returned on such earlier date as may be required under then applicable law in the event that the following waiver is not enforceable under then applicable law; provided, further, however, that Tenant, to the fullest extent permitted under applicable law hereby waives Tenant’s rights and remedies under Sections 93.04 through 93.011 of the Texas Property Code, as same may from time to time be amended, and in any event Tenant agrees that Landlord may deduct from the Security Deposit, if same is subject to such rights and remedies, all damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach of this Lease. Landlord may deliver the Security to any purchaser of Landlord’s interest in the Premises [or any Successor Landlord (defined below), if applicable], and thereupon Landlord and Agent shall be discharged from any further liability with respect to the Security.

5.             CONDITION AND DELIVERY OF PREMISES.

5.1.         Condition of Premises.  Tenant agrees that Tenant is familiar with the condition of both the Premises and the Property, and Tenant hereby accepts the foregoing on an “AS-IS,” “WHERE-IS” basis.  Tenant acknowledges that neither Landlord nor Agent, nor any representative of Landlord, has made any representation as to the condition of the foregoing or the suitability of the foregoing for Tenant’s intended use.  Tenant represents and warrants that Tenant has made its own inspection of the foregoing.  Neither Landlord nor Agent shall be obligated to make any repairs, replacements or improvements (whether structural or otherwise) of any kind or nature to the foregoing in connection with, or in consideration of, this Lease, except (a) as set forth in Sections 13.2 and 18 and

(b) with respect to all (if any) repairs and improvements expressly and specifically described in Exhibit B attached hereto (“Landlord Work Items”).  Landlord agrees to make reasonable efforts to enforce, or cause Agent to enforce, upon Tenant’s request, all manufacturer’s or contractor’s warranties, if any, issued in connection with any of the Landlord Work Items.

5.2.         Delay in Commencement.  Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Premises to Tenant on the Commencement Date.  The obligations of Tenant under the Lease shall not be affected thereby, except that the Commencement Date shall be delayed until Landlord delivers possession of the Premises to Tenant, and the Lease Term shall be extended by a period equal to the number of days of delay in delivery of possession of the Premises to Tenant, plus the number of days necessary to end the Lease Term on the last day of a month.

6.             SUBORDINATION; NOTICES TO SUPERIOR LESSORS AND MORTGAGEES; ATTORNMENT.

6.1.         Subordination.  Provided that Tenant is provided with a  subordination, nondisturbance and attornment agreement duly executed by the holder of any mortgage or deed of trust or the landlord pursuant to any ground lease, this Lease shall be subject and subordinate at all times to (a) all ground leases or underlying leases that may now exist or hereafter be executed affecting either or both of the Premises and the Property and (b) any mortgage or deed of trust that may now exist or hereafter be placed upon, and encumber, any or all of (x) the Property; (y) any ground leases or underlying leases for the benefit of the Property; and (z) all or any portion of Landlord’s interest or estate in any of said items.  Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases that benefit the Property or any such mortgage or deed of trust liens to this Lease.  Tenant shall execute and deliver, upon demand by Landlord and in the form reasonably requested by Landlord, any additional documents evidencing the priority of subordination of this Lease with respect to any such ground leases or underlying leases for the benefit of the Property or any such mortgage or deed of trust.

6.2.         Estoppel Certificates.  Tenant agrees, from time to time and within 10 days after request by Landlord, to deliver to Landlord, or Landlord’s designee, an estoppel certificate stating such matters pertaining to this Lease as may be reasonably requested by Landlord.  Failure by Tenant to timely execute and deliver such certificate shall constitute an event of default and an acceptance of the Premises and acknowledgment by Tenant that the statements included therein are true and correct without exception. Landlord and Tenant intend that any statement delivered pursuant to this section may be relied upon by any prospective purchaser or mortgagee of the Property or of any interest therein or any other Landlord designee.

6.3.         Transfer for Landlord. In the event of a sale or conveyance by Landlord of the Property, the same shall operate to release Landlord from any future liability for any of the covenants or conditions, express or implied, herein contained in favor of Tenant, and in such event Tenant agrees to look solely to Landlord’s successor in interest with respect thereto and agrees to attorn to such successor.

7.             QUIET ENJOYMENT.  Subject to the provisions of this Lease, so long as Tenant pays all of the Rent and performs all of its other obligations hereunder, Tenant shall not be disturbed in its possession of the Premises by Landlord, Agent or any other person lawfully claiming through or under Landlord; provided, however, in addition to Landlord’s rights under Section 16 and elsewhere in this Lease, Landlord and Landlord’s agents, employees, contractors and representatives shall be provided reasonable access to the Premises such that Landlord and Landlord’s agents, employees, contractors and representatives may perform the General Maintenance Services (as hereinafter defined) without undue interruption, delay or hindrance.  This covenant shall be construed as a covenant running with the Property and is not a personal covenant of Landlord.  Tenant shall not unreasonably interrupt, delay, prevent or hinder the performance of the General Maintenance Services by or on behalf of Landlord.  Notwithstanding the foregoing, however, Tenant acknowledges and agrees that Landlord shall have the unfettered and unilateral right to use portions of the Common Areas (inclusive of the roof of the Building) for such purposes and uses as Landlord may desire; provided, however, that in all events and under all circumstances, Landlord’s use of any portion of the Common Areas shall not interfere, in any material respect, with any or all of (a) Tenant’s rights to occupy and use the Common Areas (in the manner and for the purposes contemplated hereunder); (b) Tenant’s right to utilize the vehicular parking areas located on the Common Areas; and (c) Tenant’s right of access, ingress and egress to and from the Common Areas.

8.             ASSIGNMENT, SUBLETTING AND MORTGAGING.

8.1.         Prohibition.  Tenant acknowledges that this Lease and the Rent due under this Lease have been agreed to by Landlord in reliance upon Tenant’s reputation and creditworthiness and upon the continued operation of the Premises by Tenant for the particular use described in Section 4.1 above; therefore, Tenant shall not, whether voluntarily, or by operation of law, or otherwise: (a) assign or otherwise transfer this Lease; (b) sublet the Premises or any part thereof, or allow the same to be used or occupied by anyone other than Tenant; or (c) mortgage, pledge, encumber, or otherwise hypothecate this Lease or the Premises, or any part thereof, in any manner whatsoever, without in each instance obtaining the prior written consent of Landlord, which consent may be given or withheld in Landlord’s sole discretion.  Any purported assignment, mortgage, transfer, pledge or sublease made without the prior written consent of Landlord shall be absolutely null and void.  No assignment of this Lease shall be effective and valid unless and until the assignee executes and delivers to Landlord any and all documentation reasonably required by Landlord in order to evidence assignee’s assumption of all obligations of Tenant hereunder.  Any consent by Landlord to a particular assignment, sublease or mortgage shall not constitute consent or approval of any subsequent assignment, sublease or mortgage, and Landlord’s written approval shall be required in all such instances.  No consent by Landlord to any assignment or sublease shall be deemed to release Tenant from its obligations hereunder and Tenant shall remain fully liable for performance of all obligations under this Lease.

8.2.         Rights of Landlord.  If this Lease is assigned, or if the Premises (or any part thereof) are sublet or used or occupied by anyone other than Tenant, whether or not in violation of this Lease, Landlord or Agent may (without prejudice to, or waiver of its rights), collect Rent from the assignee, subtenant or occupant.  Landlord or Agent may apply the net amount collected to the Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Section 8.  With respect to the allocable portion of the Premises sublet, in the event that the total rent and any other considerations received under any sublease by Tenant is greater than the total Rent required to be paid, from time to time, under this Lease, Tenant shall pay to Landlord one hundred percent (100%) of such excess as received from any subtenant and such amount shall be deemed a component of the Additional Rent.

8.3.         Permitted Transfers.  The provisions of Section 8.1(a) shall apply to a transfer of a majority (i.e. greater than 50% interest) of the voting stock of Tenant or to any other change in voting control of Tenant (if Tenant is a corporation), or to a transfer of a majority of the general partnership or membership interests in Tenant (if Tenant is a partnership or a limited liability company) or to a change in the managerial control of Tenant, or to any comparable transaction involving any other form of business entity, whether effectuated in one  or more transactions, as if such transfer were an assignment of this Lease; but said provisions shall not apply to such a transfer, provided, in any of such events, the successor to Tenant (or any party remaining liable for the obligations of Tenant hereunder):  (i) has a net worth at least equal to the net worth of Tenant as of the Commencement Date or (ii) is capable of satisfying Tenant’s obligations hereunder, in Landlord’s reasonable judgment.  Any such permitted transferee shall execute and deliver to Landlord any and all documentation reasonably required by Landlord in order to evidence assignee’s assumption of all obligations of Tenant hereunder.  Notwithstanding anything to the contrary contained in this Section 8.3, in no event may Tenant assign, mortgage, transfer, pledge or sublease this Lease to any entity whatsoever if, at the time of such assignment, mortgage, transfer, pledge or sublease, Tenant is in default under this Lease.

9.             COMPLIANCE WITH LAWS.

9.1.         Compliance with Laws.  Tenant shall, at its sole expense (regardless of the cost thereof), comply with all local, state and federal laws, rules, regulations and requirements now or hereafter in force and all judicial and administrative decisions in connection with the enforcement thereof (collectively, “Laws”), pertaining to either or both of the Premises and Tenant’s use and occupancy thereof.  If any license or permit is required for the conduct of Tenant’s business in the Premises, Tenant, at its expense, shall procure such license prior to the Commencement Date, and shall maintain such license or permit in good standing throughout the Term.  Tenant shall give prompt notice to Landlord of any written notice it receives of the alleged violation of any Law or requirement of any governmental or administrative authority with respect to either or both of the Premises and the use or occupation thereof. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord is a party thereto or not, that any such Law pertaining to the Premises has been violated, shall be conclusive of that fact as between Landlord and Tenant.

9.2.         Hazardous Materials.  Tenant agrees and covenants that: (i) Tenant shall, at its own cost, at all times comply (and cause all others to comply) with all laws (federal, state or local) relating to Hazardous Materials, including, but not limited to, all Environmental Laws (defined below), and Tenant shall further, at its own cost, obtain and maintain in full force and effect at all times all permits and other approvals required in connection therewith; (ii) Tenant shall promptly provide Landlord or Agent with complete copies of all communications, permits or agreements with, from or issued by any governmental authority or agency (federal, state or local) or any private entity relating in any way to the presence, release, threat of release, or placement of Hazardous Materials on or in the Premises or any portion of the Property, or the generation, transportation, storage, use, treatment, or disposal at, on, in or from the Premises, of any Hazardous Materials; (iii) Landlord, Agent and their respective agents and employees shall have the right to either or both (x) enter the Premises and (y) conduct appropriate tests for the purposes of ascertaining Tenant’s compliance with all applicable laws (including Environmental Laws), rules or permits relating in any way to the generation, transport, storage, use, treatment, disposal or presence of Hazardous Materials on, at, in or from all or any portion of either or both of the Premises and the Property; and (iv) upon written request by Landlord or Agent, Tenant shall provide Landlord with the results of reasonably appropriate tests of air, water or soil to demonstrate that Tenant complies with all applicable laws, rules or permits relating in any way to the generation, transport, storage, use, treatment, disposal or presence of Hazardous Materials on, at, in or from all or any portion of either or both of the Premises and the Property.  This Section 9.2 does not authorize the generation, transportation, storage, use, treatment or disposal of any Hazardous Materials at, to, from, on or in the Premises in contravention of this Section 9.  If, at any time or from time to time during the Term (or any extension thereof), any Hazardous Material (defined below) is generated, created,  transported, stored, used, treated or disposed of at, to, from, on or in either or both of the Premises and the Property by, or as a result of any act or omission of, any or all of Tenant and any or all of Tenant’s Parties (defined below), Tenant covenants to investigate, clean up and otherwise remediate, at Tenant’s sole expense, any release of Hazardous Materials caused, contributed to, or created by any or all of (A) Tenant and (B) any or all of Tenant’s officers, directors, members, managers, partners, invitees, agents, employees, contractors or representatives (“Tenant Parties”) during the Term.  Such investigation and remediation shall be performed only after Tenant has obtained Landlord’s prior written consent; provided, however, that Tenant shall be entitled to respond immediately to an emergency without first obtaining such consent.  All remediation shall be performed in strict compliance with Environmental Laws in accordance with the highest standards of remediation and to the reasonable satisfaction of Landlord.  Tenant shall be liable for any and all conditions covered hereby, and for all costs relating thereto, that are caused or created by any or all of Tenant and any or all of Tenant’s Parties.  Tenant shall not enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to any Hazardous Materials in any way connected to the Premises without first obtaining Landlord’s written consent (which consent may be given or withheld in Landlord’s sole, but reasonable, discretion) and affording Landlord the reasonable opportunity to participate in any such proceedings.  As used herein, the term (x) “Environmental Laws” shall mean any and all laws pertaining to Hazardous Materials or that otherwise deal with, or relate to, air or water quality, air emissions, soil or ground conditions or other environmental matters of any kind; and (y) “Hazardous Materials” shall mean any waste, material or substance (whether in the form of liquids, solids or gases, and whether or not organic or inorganic or embedded or airborne) that is or may be deemed to be or include a pesticide, petroleum, asbestos, polychlorinated biphenyl, radioactive material, urea formaldehyde or any other pollutant or contaminant or material or substance that is or may be deemed to be hazardous, toxic, ignitable, reactive, corrosive, dangerous, harmful or injurious, or that presents a risk to public health or to the environment, and that is or becomes regulated by any Environmental Law.  The undertakings, covenants and obligations imposed on Tenant under this Section 9.2 shall survive the termination or expiration of this Lease.

9.3.                         Presumptions.  In any case where there is any dispute or controversy regarding the source of any Hazardous Materials, unless it is clearly and indisputably proven that such Hazardous Materials were present in the Premises on or before the Lease Execution Date or thereafter placed therein by (a)  Landlord or its employees, agents or contractors, or (b) by any tenant of the Building other than Tenant, or (c) by any other third party not affiliated with Tenant, it shall be conclusively deemed for all purposes of this Lease that such Hazardous Materials were placed in the Premises by Tenant or one of the Tenant Parties.

10.          INSURANCE.

10.1.       Insurance to be Maintained by Landlord.  Landlord shall maintain (a) “all-risk” property insurance policy covering the Property (at its full replacement cost), but excluding Tenant’s Property (defined below), and (b) commercial general public liability insurance covering Landlord for claims arising out of liability for bodily injury, death, personal injury, advertising injury and property damage occurring in and about the Property and otherwise resulting from any acts and operations of Landlord, its agents and employees, and (c) rent loss insurance, all of the above with limits that are required by any lender(s) of Landlord, or as are otherwise reasonably determined by Landlord.

10.2.       Insurance to be Maintained by Tenant.  Tenant shall purchase, at its own expense, and keep in force at all times during this Lease the policies of insurance set forth below in Sections 10.2.1 and 10.2.2 (collectively, “Tenant’s Policies”).  All Tenant’s Policies shall (a) be issued by an insurance company with a Best rating of A-X or better and otherwise reasonably acceptable to Landlord and shall be licensed to do business in the state in which the Property is located; (b) provide that said insurance shall not be canceled or materially modified unless 30 days’ prior written notice shall have been given to Landlord; and (c) otherwise be in such form, and include such coverages, as Landlord may reasonably require.  All Tenant’s Policies (or, at Landlord’s option, Certificates of Insurance, in a form reasonably acceptable to Landlord, evidencing said Tenant’s Policies), shall be delivered to Landlord by Tenant upon commencement of the Lease and renewals thereof shall be delivered at least 30 days prior to the expiration of each Tenant’s Policy.  Tenant shall give prompt notice to Landlord and Agent of any bodily injury, death, personal injury, advertising injury or property damage occurring in and about the Property.

10.2.1.    General Liability and Auto Insurance.  Tenant shall purchase and maintain, throughout the Term, a Tenant’s Policy(ies) of (i) commercial general or excess liability insurance, including personal injury and property damage, in the amount of not less than $2,000,000.00 per occurrence, and $5,000,000.00 annual general aggregate, per location; (ii) comprehensive automobile liability insurance covering Tenant against any losses arising out of liability for personal injuries or deaths of persons and property damage occurring in or about the Premises in the amount of not less than $1,000,000, combined single limit.  The Tenant’s Policies required by this Section 10.2.1 shall (a) name Landlord, Agent, and any party holding an interest to which this Lease may be subordinated as additional insureds; (b) provide coverage on an occurrence basis; (c) provide coverage for the indemnity obligations of Tenant under this Lease; (d) contain a severability of insured parties provision and/or a cross liability endorsement; (e) be primary, not contributing with, and not in excess of, coverage that Landlord may carry; and (f) provide coverage with no exclusion for a pollution incident arising from a hostile fire.

10.2.2.    Property and Workers’ Compensation Insurance.  Tenant shall purchase and maintain, throughout the Term, a Tenant’s Policy or Policies of (i) “all-risk” property insurance covering Tenant’s Property (at its full replacement cost), and damage to other property resulting from any acts or operations of Tenant, and (ii) workers’ compensation insurance per the applicable state statutes covering all employees of Tenant.

10.3.       Waiver of Subrogation.  To the extent permitted by law, and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waive any right to recover against the other for (a) damages to property, (b) damages to all or any portion of either or both of the Premises and the Property, (c) claims arising by reason of the foregoing, to the extent such damages and claims are insured against, or required to be insured against, by Landlord or Tenant under this Lease, or (d) claims paid by Tenant’s workers’ compensation carrier.  This provision is intended to waive, fully and for the benefit of each party, any rights and/or claims which might give rise to a right of subrogation by any insurance carrier.  The coverage obtained by each party pursuant to this Lease shall include, without limitation, a waiver of subrogation by the carrier which conforms to the provisions of this section.

11.          ALTERATIONS.

11.1.       Procedural Requirements.  Tenant may, from time to time, at its expense, make alterations or improvements in and to the Premises (hereinafter collectively referred to as “Alterations”), provided that Tenant first obtains the written consent of Landlord in each instance.  Landlord’s consent to Alterations shall not be unreasonably withheld, provided that:  (a) the Alterations are non-structural and the structural integrity of the Property shall not be affected; (b) the Alterations are to the interior of the Premises; (c) the proper functioning of the mechanical, electrical, heating, ventilating, air-conditioning (“HVAC”), sanitary and other service systems of the Property shall not be affected and the usage of such systems by Tenant shall not be increased; (d) the Alterations have no adverse effect on other leased premises in the Property; (e) Tenant shall have appropriate insurance coverage, reasonably satisfactory to Landlord, regarding the performance and installation of the Alterations; (f) the Alterations shall conform with all other requirements of this Lease; and (g) Tenant shall have provided Landlord with reasonably detailed plans for such Alterations in advance of requesting Landlord’s consent.  Additionally, before proceeding with any Alterations, Tenant shall (i) at Tenant’s expense, obtain all necessary governmental permits and certificates for the commencement and prosecution of Alterations; (ii) submit to Agent, for Landlord’s written approval, working drawings, plans and specifications and all permits for the work to be done and Tenant shall not proceed with such Alterations until it has received said approval; and (iii) cause those contractors, materialmen and suppliers engaged to perform the Alterations to deliver to Landlord certificates of insurance (in a form reasonably acceptable to Landlord) evidencing policies of commercial general liability insurance (providing the same coverages as required in Section 10.2.1 above) and workers’ compensation insurance.  Such insurance policies shall satisfy the obligations imposed under Section 10.2.1(a) through (d) and (f).  After obtaining Landlord’s approval to the Alterations, Tenant shall give Landlord at least five days’ prior written notice of the commencement of any Alterations at the Premises, and Landlord may elect to record and post notices of non-responsibility at the Premises.  Notwithstanding anything to the contrary contained in this Section 11.1, Landlord’s consent shall not be required for Alterations satisfying clauses (a) through (f) above and costing $10,000.00 or less in any one instance (up to a maximum aggregate of $25,000.00 over the Term) provided that Tenant notifies Landlord of such Alterations prior to commencing thereon and obtains all approvals and permits necessary for the commencement and prosecution of such Alterations.

11.2.       Performance of Alterations.  Tenant shall cause the Alterations to be performed in compliance with all applicable permits, laws and requirements of public authorities, and with Landlord’s reasonable rules and regulations or any other restrictions that Landlord or Agent may impose on the Alterations.  Tenant shall cause the Alterations to be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to the standards for the Property established by  Landlord or Agent.  Tenant shall obtain all necessary permits and certificates for final governmental approval of the Alterations and shall provide Landlord with “as built” plans, copies of all construction contracts, governmental permits and certificates and proof of payment for all labor and materials, including, without limitation, copies of paid invoices and final lien waivers.

11.3.       Lien Prohibition.  Tenant shall pay when due all claims for labor and material furnished to the Premises in connection with the Alterations.  Tenant shall not permit any mechanics or materialmen’s liens to attach to the Premises or the Property.  Tenant, at its expense, shall procure the satisfaction or discharge of record of all such liens and encumbrances within 30 days after the filing thereof; or, within such thirty (30) day period, Tenant shall provide Landlord, at Tenant’s sole expense, with endorsements (satisfactory, both in form and substance, to Landlord and the holder of any mortgage or deed of trust) to the existing title insurance policies of Landlord and the holder of any mortgage or deed of trust, insuring against the existence of, and any attempted enforcement of, such lien or encumbrance.  In the event Tenant has not so performed, Landlord may, at its option, pay and discharge such liens and Tenant shall be responsible to reimburse Landlord, on demand and as Additional Rent under this Lease, for all costs and expenses incurred in connection therewith, together with interest thereon at the rate set forth in Section 22.3, which expenses shall include reasonable fees of attorneys of Landlord’s choosing, and any costs in posting bond to effect discharge or release of the lien as an encumbrance against the Premises or the Property.

12.          LANDLORD’S AND TENANT’S PROPERTY.

12.1.       Landlord’s Property.  Subject to Section 12.2, all fixtures, machinery, equipment, improvements and appurtenances attached to, or built into, the Premises at the commencement of, or during the Term, whether or not placed there by or at the expense of Tenant, shall become and remain a part of the Premises; shall be deemed the property of Landlord (the “Landlord’s Property”), without compensation or credit to Tenant; and shall not be removed by Tenant at the Expiration Date unless Landlord requests their removal.  Further, any personal property in the Premises on the Commencement Date, movable or otherwise, unless installed and paid for by Tenant, shall be and shall remain the property of Landlord and shall not be removed by Tenant.  In no event shall Tenant remove any of the following materials or equipment without Landlord’s prior written consent (which consent may be given or withheld in Landlord’s sole discretion):  any power wiring or power panels, lighting or lighting fixtures, wall or window coverings, carpets or other floor coverings, heaters, air conditioners or any other HVAC equipment, fencing or security gates, or other similar building operating equipment and decorations.

12.2.       Tenant’s Property.  All movable non-structural partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment that are installed in the Premises by, or for the account of, Tenant and without expense to Landlord and that can be removed without structural damage to the Property, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (collectively, the “Tenant’s Property”) shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term, provided Tenant repairs or pays the cost of repairing any damage to the Premises or to the Property resulting from the installation and/or removal thereof.  At or before the Expiration Date, or the date of any earlier termination, Tenant, at its expense, shall remove from the Premises all of Tenant’s Property and any Alterations (except such items thereof as constitute Landlord’s Property; or as Landlord shall have expressly permitted, in writing, to remain, which property shall become the property of Landlord), and Tenant shall repair (to Landlord’s reasonable satisfaction) any damage to the Premises or the Property resulting from any installation and/or removal of Tenant’s Property.  Any other items of Tenant’s Property that shall remain in the

Premises after the Expiration Date, or following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case, such items may be retained by Landlord as its property or be disposed of by Landlord, in Landlord’s sole and absolute discretion and without accountability, at Tenant’s expense.  Notwithstanding the foregoing, if Tenant is in default under the terms of this Lease, Tenant may remove Tenant’s Property from the Premises only upon the express written direction of Landlord.

13.          REPAIRS AND MAINTENANCE.

13.1.       Tenant Repairs and Maintenance.

13.1.1.    Tenant Responsibilities.  Throughout the Term, Tenant shall, at its sole cost and expense:  (i) both (x) maintain and preserve, in first-class condition (subject to normal and customary wear and tear), and (y) perform any and all repairs and replacements required in order to so maintain and preserve, in first class condition, the Premises and the fixtures and appurtenances therein (including, but not limited to, the Premises’ plumbing and HVAC systems, all doors, overhead or otherwise, glass and levelers located in the Premises or otherwise available in the Property for Tenant’s sole use; and excluding, however, only those specific components of the Premises for which Landlord is expressly responsible under Section 13.2); and (ii) except to the extent Landlord elects to repair and maintain the HVAC systems as part of General Maintenance Services (as hereinafter defined), maintain, in full force and effect, a preventative maintenance and service contract with a reputable service provider for maintenance of the HVAC systems of the Premises (the “HVAC Maintenance Contract”).  The terms and provisions of any such HVAC Maintenance Contract shall require that the service provider maintain the Premises’ HVAC system in accordance with the manufacturer’s recommendations and otherwise in accordance with normal, customary and reasonable practices in the geographic area in which the Premises is located and for HVAC systems comparable to the Premises’ HVAC system.

In addition to Tenant’s obligations under (i) and (ii) above, Tenant shall also be responsible for all costs and expenses incurred to perform any and all repairs and replacements (whether structural or non-structural; interior or exterior; and ordinary or extraordinary), in and to the Premises and the Property and the facilities and systems thereof, if and to the extent that the need for such repairs or replacements arises directly or indirectly from any or all of:  (a) the performance or existence of any Alterations, (b) the installation, use or operation of Tenant’s Property in the Premises, (c) the moving of Tenant’s Property in or out of the Property, and (d) any act, omission, misuse, or neglect of Tenant, any of its subtenants, or others entering into the Premises by act or omission of Tenant or any subtenant.  Any repairs or replacements required to be made by Tenant to any or all of the structural components of the Property and the mechanical, electrical, sanitary, HVAC, or other systems of the Property or Premises shall be performed by appropriately licensed contractors approved by Landlord, which approval shall not be unreasonably withheld.  All such repairs or replacements shall be subject to the supervision and control of Landlord, and all repairs and replacements shall be made with materials of equal or better quality than the items being repaired or replaced.

13.1.2.    General Maintenance Services.  Notwithstanding any of the foregoing, however, from time to time during the Term, Landlord may elect, in its sole discretion and by delivery of written notice to Tenant, to perform on behalf of Tenant, all or some portion of the repairs, maintenance, restoration and replacement in and to the Premises required to be performed by Tenant under this Lease (any such repairs, maintenance, restoration and/or replacement activities that Landlord elects to perform on behalf of Tenant are herein collectively referred to as “General Maintenance Services”).  Tenant shall reimburse Landlord for the cost or value of all General Maintenance Services provided by Landlord as Additional Rent, simultaneously with the payment of Operating Expenses as part of Estimated Additional Rent (on a monthly estimated basis subject to annual reconciliation, as described in Section 3.3 above).  Unless and until Landlord affirmatively elects to provide General Maintenance Services, nothing contained herein shall be construed to obligate Landlord to perform any General Maintenance Services or, except as otherwise expressly provided in Section 13.2, to repair, maintain, restore or replace any portion of the Premises.  Landlord may from time to time, in its sole discretion, (x) reduce or expand the scope of the General Maintenance Services that Landlord has elected to provide or (y) revoke its election to provide any or all of the General Maintenance Services, in either event, upon delivery of not less than thirty (30) days’ prior written notice to Tenant [THE LANGUAGE IN THIS SENTENCE IS NOT TO BE REMOVED OR REVISED].

13.1.3.    HVAC Maintenance Contract.  If Landlord does not elect to repair and maintain the HVAC systems as part of General Maintenance Services, or revokes such election at any time after having made such election, then, within 30 days following either (a) the Commencement Date or (b) the date on which Landlord advises Tenant that Landlord will no longer provide General Maintenance Services for the HVAC system, whichever date is applicable, Tenant shall procure and deliver to Landlord the HVAC Maintenance Contract.  Thereafter, Tenant shall provide to Landlord a copy of renewals or replacements of such HVAC Maintenance Contract no later than 30 days prior to the then-applicable expiry date of the existing HVAC Maintenance Contract.  If Tenant fails to timely deliver to Landlord the HVAC Maintenance Contract (or any applicable renewal or replacement thereof), then Landlord shall have the right to contract directly for the periodic maintenance of the HVAC systems in the Premises and to charge the cost thereof back to Tenant as Additional Rent.

13.2.       Landlord Repairs.  Notwithstanding anything contrary herein, Landlord shall repair, replace and restore the foundation, exterior and interior load-bearing walls, roof structure and roof covering and tuckpointing of the Property; provided, however, that (i) all costs and expenses so incurred by Landlord to repair, replace and restore the above items shall constitute Operating Expenses; provided, however, that with respect to any costs incurred in the replacement context, those costs shall not constitute an Operating Expense except to the extent that such costs so qualify under Section 3.1.1(vii); and (ii) notwithstanding (i) above, in the event that any such repair, replacement or restoration is necessitated by any or all of the matters set forth in Sections 13.1(a) through (d)

above (collectively, “Tenant Necessitated Repairs”), then Tenant shall be required to reimburse Landlord for all costs and expenses that Landlord incurs in order to perform such Tenant Necessitated Repairs, and such reimbursement shall be paid, in full, within 10 days after Landlord’s delivery of demand therefor.  Landlord agrees to commence the repairs, replacements or restoration described in this Section 13.2 within a reasonable period of time after receiving from Tenant written notice of the need for such repairs.

14.          UTILITIES.  Tenant shall purchase all utility services and shall provide for scavenger, cleaning and extermination services.  As provided in Section 3.1.1. above, utility charges are included within Operating Expenses; therefore, when and as Tenant pays estimated Operating Expenses, those estimated monthly payments shall include monthly estimated installments of utility charges; nevertheless, at Landlord’s election or with Landlord’s consent, Tenant may pay the utility charges for its Premises directly to the utility or municipality providing such service, and in that event:  (a) all charges shall be paid by Tenant before they become delinquent; and (b) utility charges for the Premises shall not be included in estimated Operating Expenses.  Tenant shall be solely responsible for the repair and maintenance of any meters necessary in connection with such services.  Tenant’s use of electrical energy in the Premises shall not, at any time, exceed the capacity of either or both of (i) any of the electrical conductors and equipment in or otherwise servicing the Premises; and (ii) the HVAC systems of either or both of the Premises and the Property.

15.          INVOLUNTARY CESSATION OF SERVICES.  Landlord reserves the right, without any liability to Tenant and without affecting Tenant’s covenants and obligations hereunder, to stop service of any or all of the HVAC, electric, sanitary, elevator (if any), and other systems serving the Premises, or to stop any other services required by Landlord under this Lease, whenever and for so long as may be necessary by reason of (i) accidents, emergencies, strikes, or the making of repairs or changes which Landlord or Agent, in good faith, deems necessary or (ii) any other cause beyond Landlord’s reasonable control.  Further, it is also understood and agreed that Landlord or Agent shall have no liability or responsibility for a cessation of services to the Premises or to the Property that occurs as a result of causes beyond Landlord’s or Agent’s reasonable control.  No such interruption of service shall be deemed an eviction or disturbance of Tenant’s use and possession of the Premises or any part thereof, or render Landlord or Agent liable to Tenant for damages, or relieve Tenant from performance of Tenant’s obligations under this Lease, including, but not limited to, the obligation to pay Rent; provided, however, that if any interruption of services due to the act or omission of Landlord persists for a period in excess of five (5) consecutive business days from the date on which Landlord receives notice from Tenant thereof Tenant shall, as Tenant’s sole remedy, be entitled to a proportionate abatement of Rent to the extent, if any, of any actual loss of use of the Premises by Tenant.

16.          LANDLORD’S RIGHTS.  Landlord, Agent and their respective agents, employees and representatives shall have the right to enter and/or pass through the Premises at any time or times upon reasonable prior notice (except in the event of emergency):  (a) to examine and inspect the Premises and to show them to actual and prospective lenders, prospective purchasers or mortgagees of the Property or providers of capital to Landlord and its affiliates; and (b) to make such repairs, alterations, additions and improvements in or to all or any portion of either or both of the Premises and the Property, or the Property’s facilities and equipment as Landlord is required or desires to make.  Landlord and Agent shall be allowed to take all materials into and upon the Premises that may be required in connection with any repairs, alterations, additions or improvements, without any liability to Tenant and without any reduction or modification of Tenant’s covenants and obligations hereunder; provided, however, that Landlord shall use reasonable efforts to limit interference with Tenant’s business operations and Tenant’s occupancy and use of the Premises.  During the period of six months prior to the Expiration Date (or at any time, if Tenant has vacated or abandoned the Premises or is otherwise in default under this Lease), Landlord and its agents may exhibit the Premises to prospective tenants.  Additionally, Landlord and Agent shall have the following rights with respect to the Premises, exercisable without notice to Tenant, without liability to Tenant, and without being deemed an eviction or disturbance of Tenant’s use or possession of the Premises or giving rise to any claim for setoff or abatement of Rent:  (i) to designate and approve, prior to installation, all types of signs; (ii) to have pass keys, access cards, or both, to the Premises; and (iii) to decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy at any time after Tenant vacates or abandons the Premises for more than 30 consecutive days or without notice to Landlord of Tenant’s intention to reoccupy the Premises.

17.          NON-LIABILITY AND INDEMNIFICATION.

17.1.       Non-Liability.  Except as provided in Section 17.2.2, none of Landlord, Agent, any other managing agent, or their respective affiliates, owners, partners, directors, officers, agents and employees shall be liable to Tenant for any loss, injury, or damage, to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss.  Further, except as provided in Section 17.2.2, none of Landlord, Agent, any other managing agent, or their respective affiliates, owners, partners, directors, officers, agents and employees shall be liable to Tenant (a) for any damage caused by other tenants or persons in, upon or about the Property, or caused by operations in construction of any public or quasi-public work; (b) with respect to matters for which Landlord is liable, for consequential or indirect damages purportedly arising out of any loss of use of the Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant; (c) any defect in the Premises or the Property; (d) injury or damage to person or property caused by fire, or theft, or resulting from the operation of heating or air conditioning or lighting apparatus, or from falling plaster, or from steam, gas, electricity, water, rain, snow, ice, or dampness, that may leak or flow from any part of the Property, or from the pipes, appliances or plumbing work of the same.

17.2.       Indemnification.

17.2.1.                    Tenant Indemnification.  Tenant hereby indemnifies, defends, and holds Landlord, Agent and their respective affiliates, owners, partners, directors, officers, agents and employees

(collectively, “Landlord Indemnified Parties”) harmless from and against any and all Losses (defined below) arising from or in connection with any or all of:  (a) the conduct or management of either or both the Property and the Premises or any business therein, or any work or Alterations done, or any condition created by any or all of Tenant and Tenant’s Parties in or about the Premises during the Term or during the period of time, if any, prior to the Commencement Date that Tenant is given access to the Premises; (b) any act, omission or negligence of any or all of Tenant and Tenant’s Parties; (c) any accident, injury or damage whatsoever (unless caused by Landlord’s negligence) occurring in, at or upon either or both of the Property and the Premises and caused by any or all of Tenant and Tenant’s Parties; (d) any breach by Tenant of any of its warranties and representations under this Lease; (e) any actions necessary to protect Landlord’s interest under this Lease in a bankruptcy proceeding or other proceeding under the Bankruptcy Code; (f) any violation or alleged violation by any or all of Tenant and Tenant’s Parties of any Law including, without limitation, any Environmental Law; (g) any breach of the provisions of Section 9 by any or all of Tenant and Tenant’s Parties; (h) claims for work or labor performed or materials supplies furnished to or at the request of any or all of Tenant and Tenant’s Parties; (i) claims arising from any breach or default on the part of Tenant in the performance of any covenant contained in this Lease; (j) any Hazardous Materials used, exposed, emitted, released, discharged, generated, manufactured, sold, transported, handled, stored, treated, reused, presented, disposed of or recycled in, at, near or under all or any portion of the Premises as a result of the acts or omissions of any or all of Tenant and Tenant’s Parties; and (k) the violation of any Environmental Law or any permit, application or consent required in connection with any Environmental Law by any or all of Tenant and Tenant’s Parties with respect to the Premises during the Term, excluding, however, any violation of any Environmental Law resulting directly from the acts or omissions of Landlord and Landlord’s employees, agents and contractors (collectively, “Tenant’s Indemnified Matters”).  In case any action or proceeding is brought against any or all of Landlord and the Landlord Indemnified Parties by reason of any of Tenant’s Indemnified Matters, Tenant, upon notice from any or all of Landlord, Agent or any Superior Party (defined below), shall resist and defend such action or proceeding by counsel reasonably satisfactory to, or selected by, Landlord.  The term “Losses” shall mean all claims, demands, expenses, actions, judgments, damages (actual, but not consequential), penalties, fines, liabilities, losses of every kind and nature (including, without limitation, property damage, diminution in value of Landlord’s interest in the Premises or the Property, damages for the loss or restriction on use of any space or amenity within the Premises or the Property, damages arising from any adverse impact on marketing space in the Property, sums paid in settlement of claims and any costs and expenses associated with injury, illness or death to or of any person), suits, administrative proceedings, costs and fees, including, without limitation, attorneys’ and consultants’ reasonable fees and expenses, and the costs of cleanup, remediation, removal and restoration, that are in any way related to any matter covered by the foregoing indemnity.  The provisions of this Section 17.2.1 shall survive the expiration or termination of this Lease.

17.2.2.                    Landlord Indemnification.  Landlord hereby indemnifies, defends and holds Tenant harmless from and against any and all Losses actually suffered or incurred by Tenant as the sole and direct result of any negligent, willful or intentional acts or omissions of any or all of Landlord, Agent and any parties within the direct and sole control of either or both of Landlord and Agent.  In the event that any action or proceeding is brought against Tenant, and the foregoing indemnity is applicable to such action or proceeding, then Landlord, upon notice from Tenant, shall resist and defend such action or proceeding by counsel reasonably satisfactory to Tenant.  Notwithstanding anything to the contrary set forth in this Lease, however, in all events and under all circumstances, the liability of Landlord to Tenant shall be limited to the interest of Landlord in the Property, and Tenant agrees to look solely to Landlord’s interest in the Property for the recovery of any judgment or award against Landlord, it being intended that Landlord shall not be personally liable for any judgment or deficiency.  The provisions of this Section 17.2.2 shall survive the expiration or termination of this Lease.

17.3.       Force Majeure.  The obligations of Tenant hereunder shall not be affected, impaired or excused, and Landlord shall have no liability whatsoever to Tenant, with respect to any act, event or circumstance arising out of (a) Landlord’s failure to fulfill, or delay in fulfilling any of its obligations under this Lease by reason of labor dispute, governmental preemption of property in connection with a public emergency or shortages of fuel, supplies, or labor, or any other cause, whether similar or dissimilar, beyond Landlord’s reasonable control; or (b) any failure or defect in the supply, quantity or character of utilities furnished to the Premises, or by reason of any requirement, act or omission of any public utility or others serving the Property, beyond Landlord’s reasonable control.

18.          DAMAGE OR DESTRUCTION.

18.1.       Notification and Repair.  Tenant shall give prompt notice to Landlord and Agent of (a) any fire or other casualty to the Premises or the Property, and (b) any damage to, or defect in, any part or appurtenance of the Property’s sanitary, electrical, HVAC, elevator or other systems located in or passing through the Premises or any part thereof.  Tenant shall be liable for any claim, loss, damage, cost or expense resulting from Tenant’s failure to give Landlord the foregoing notice in a timely manner.  Subject to the provisions of Section 18.3 below, if either or both of the Property and the Premises is damaged by fire or other insured casualty, Landlord shall repair (or cause Agent to repair) the damage and restore and rebuild the Property and/or the Premises (except for Tenant’s Property) with reasonable dispatch after (x) notice to it of the damage or destruction and (y) the adjustment of the insurance proceeds attributable to such damage.  Subject to the provisions of Section 18.3 below, Tenant shall not be entitled to terminate this Lease and no damages, compensation or claim shall be payable by Landlord for purported inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Property  pursuant to this Section.  Landlord (or Agent, as the case may be) shall use its diligent, good faith efforts to make such repair or restoration promptly and in such manner as not to unreasonably interfere with Tenant’s use and occupancy of the Premises, but Landlord or Agent shall not be required to do such repair or restoration work except during normal business hours of business days.

18.2.       Rental Abatement.  Provided that any damage to either or both of the Property and the Premises is not caused by, or is not the result of acts or omissions by, any or all of Tenant and Tenant’s Parties, if (a) the Property is damaged by fire or other casualty thereby causing the Premises to be inaccessible or (b) the Premises are partially damaged by fire or other casualty, the Rent shall be proportionally abated to the extent of any actual loss of use of the Premises by Tenant.

18.3.       Total Destruction.  If the Property or the Premises shall be totally destroyed by fire or other casualty, or if the Property shall be so damaged by fire or other casualty that (in the reasonable opinion of a reputable contractor or architect designated by Landlord):  (i) its repair or restoration requires more than 180 days or (ii) such repair or restoration requires the expenditure of more than 50% of the full insurable value of the Property immediately prior to the casualty or (iii) the damage (x) is less than the amount stated in (ii) above, but more than 10% of the full insurable value of the Property; and (y) occurs during the last two years of Lease Term, Landlord and Tenant shall each have the option to terminate this Lease (by so advising the other, in writing) within 10 days after said contractor or architect delivers written notice of its opinion to Landlord and Tenant, but in all events prior to the commencement of any restoration of the Premises or the Property by Landlord.  In such event, the termination shall be effective as of the date upon which either Landlord or Tenant, as the case may be, receives timely written notice from the other terminating this Lease pursuant to the preceding sentence.  If neither Landlord nor Tenant timely delivers a termination notice, this Lease shall remain in full force and effect.  Notwithstanding the foregoing, if (A) any holder of a mortgage or deed of trust encumbering the Property or landlord pursuant to a ground lease encumbering the Property (collectively, “Superior Parties”) or other party entitled to the insurance proceeds fails to make such proceeds available to Landlord in an amount sufficient for restoration of the Premises or the Property, or (B) the issuer of any casualty insurance policies on the Property fails to make available to Landlord sufficient proceeds for restoration of the Premises or the Property, then Landlord may, at Landlord’s sole option, terminate this Lease by giving Tenant written notice to such effect within 30 days after Landlord receives notice from the Superior Party or insurance company, as the case may be, that such proceeds shall not be made available, in which event the termination of this Lease shall be effective as of the date Tenant receives written notice from Landlord of Landlord’s election to terminate this Lease.  Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease by virtue of any delays in completion of repairs and restoration.  For purposes of this Section 18.3 only, “full insurable value” shall mean replacement cost, less the cost of footings, foundations and other structures below grade.

18.4.       Insurance Proceeds.  Landlord shall not be obligated to expend in repairs and restoration an amount in excess of the proceeds of insurance recovered with respect to any casualty.  Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damage to either or both of the Premises and the Property (excluding any proceeds for damage to Tenant’s Property).  In the event that either or both of the Premises and the Property are not repaired or reconstructed, all proceeds of insurance (excluding any proceeds covering Tenant’s Property), whether carried by Landlord or Tenant, shall be payable to Landlord.  Landlord’s duty to repair the Premises and the Property (excluding Tenant’s Property) is limited to repairing the Premises to the condition existing immediately prior to such fire or other casualty.

19.          EMINENT DOMAIN.  If the whole, or any substantial (as reasonably determined by Landlord) portion, of the Property is taken or condemned for any public use under any Law or by right of eminent domain, or by private purchase in lieu thereof, and such taking would prevent or materially interfere with the Permitted Use of the Premises, this Lease shall terminate effective when the physical taking of said Premises occurs.  If less than a substantial portion of the Property is so taken or condemned, or if the taking or condemnation is temporary (regardless of the portion of the Property affected), this Lease shall not terminate, but the Rent payable hereunder shall be proportionally abated to the extent of any actual loss of use of the Premises by Tenant.  Landlord shall be entitled to any and all payment, income, rent or award, or any interest therein whatsoever, which may be paid or made in connection with such a taking or conveyance, and Tenant shall have no claim against Landlord for the value of any unexpired portion of this Lease.  Notwithstanding the foregoing, any compensation specifically and independently awarded to Tenant for loss of business or goodwill, or for its personal property, shall be the property of Tenant.

20.          SURRENDER AND HOLDOVER.  On the last day of the Term, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Premises, (a) Tenant shall quit and surrender the Premises to Landlord “broom-clean” and in good order, condition and repair (as defined by Exhibit C, attached hereto and incorporated herein by reference), except for ordinary wear and tear and such damage or destruction as Landlord is required to repair or restore under this Lease, (b) Tenant shall remove all of Tenant’s Property therefrom, except as otherwise expressly provided in this Lease, and (c) Tenant shall surrender to Landlord any and all keys, access cards, computer codes or any other items used to access the Premises.  Landlord shall be permitted to inspect the Premises in order to verify compliance with this Section 20 at any time prior to (x) the Expiration Date, (y) the effective date of any earlier termination of this Lease, or (z) the surrender date otherwise agreed to in writing by Landlord and Tenant.  The obligations imposed under the first sentence of this Section 20 shall survive the termination or expiration of this Lease.  If any repairs are required to be performed in, to or at the Premises (pursuant to the first sentence of this Section 20 or any other applicable provision of this Lease) upon the expiration or termination of the Term, Tenant shall cause such repairs to be performed, to Landlord’s reasonable satisfaction, within 10 business days after the date on which this Lease is terminated or expired.  If Tenant fails to timely comply with the preceding sentence, then Landlord shall have the right to cause the repairs to be performed, at Tenant’s expense, and all such expenses so incurred by Landlord shall bear interest (at the rate specified in the second sentence of Section 22.3) from the date the expense is incurred until the date paid, in full, by Tenant (inclusive of interest).  If Tenant remains in possession after the Expiration Date hereof or after any earlier termination date of this Lease or of Tenant’s right to possession:  (i)  Tenant shall be deemed a tenant-at-sufferance;  (ii) Tenant shall pay 200% of the aggregate of the Base Rent and Additional Rent last prevailing hereunder, and also shall pay all actual damages sustained by Landlord, directly by reason of Tenant’s remaining in possession after the expiration or termination of this Lease;  (iii) there shall be no renewal or extension of this Lease by operation of law; and (iv) the tenancy-at-will may be terminated by Landlord upon one days’ or by Tenant  upon 30 days’ prior written notice given by the terminating party to the non-terminating party.  The provisions of this Section 20 shall not constitute a waiver by Landlord of any re-entry rights of Landlord provided hereunder or by law.

21.          EVENTS OF DEFAULT.

21.1.       Bankruptcy of Tenant.  It shall be a default by Tenant under this Lease if Tenant makes an assignment for the benefit of creditors, or files a voluntary petition under any state or federal bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency is filed against Tenant under any state or federal bankruptcy or insolvency law that is not dismissed within 90 days, or whenever a petition is filed by or against (to the extent not dismissed within 90 days) Tenant under the reorganization provisions of the United States Bankruptcy Code or under the provisions of any state or federal law of like import, or whenever a petition shall be filed by Tenant under the arrangement provisions of the United States Bankruptcy Code or similar state or federal law, or whenever a receiver of Tenant, or of, or for, the property of Tenant shall be appointed, or Tenant admits it is insolvent or is not able to pay its debts as they mature.

21.2.       Default Provisions.  Each of the following shall constitute a default by Tenant under this Lease: (a) if Tenant fails to pay Rent or any other payment when due hereunder within five days after written notice from Landlord of such failure to pay on the due date; provided, however, that if in any consecutive 12 month period, Tenant shall, on two (2) separate occasions, fail to pay any installment of Rent on the date such installment of Rent is due, then, on the third such occasion and on each occasion thereafter on which Tenant shall fail to pay an installment of Rent on the date such installment of Rent is due, Landlord shall be relieved from any obligation to provide notice to Tenant, and Tenant shall then no longer have a five day period in which to cure any such failure; or (b) if Tenant fails, whether by action or inaction, to timely comply with, or satisfy, any or all of the obligations imposed on Tenant under this Lease (other than the obligation to pay Rent) for a period of 30 days after Landlord’s delivery to Tenant of written notice of such default under this Section 21.2(b); provided, however, that if the default cannot, by its nature, be cured within such 30 day period, but Tenant commences and diligently pursues a cure of such default promptly within the initial 30 day cure period, then Landlord shall not exercise its remedies under Section 22 unless such default remains uncured for more than 60 days after the initial delivery of Landlord’s original default notice; or (c) Tenant fails to deliver to Landlord prior written notice (accompanied by an additional security deposit equal to two monthly installments of Base Rent) before Tenant  vacates or abandons the Premises during the Term.

22.          RIGHTS AND REMEDIES.

22.1.       Landlord’s Cure Rights Upon Default of Tenant.  If Tenant defaults in the performance of any of its obligations under this Lease, and fails to cure such default on a timely basis (pursuant to Section 21.2), Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account, and at the expense of, Tenant.

22.2.       Landlord’s Remedies.  In the event of any default by Tenant under this Lease, Landlord, at its option, and after any applicable notice and cure period (as required pursuant to Section 21.2), but without additional notice or demand from Landlord, if any, as provided in Section 21.2 has expired, may, in addition to all other rights and remedies provided in this Lease, or otherwise at law or in equity: (a) terminate this Lease and Tenant’s right of possession of the Premises; or (b) terminate Tenant’s right of possession of the Premises without terminating this Lease; provided, however, that Landlord may, whether Landlord elects to proceed under Subsections (a) or (b) above, relet the Premises, or any part thereof for the account of Tenant, for such rent and term and upon such terms and conditions as are acceptable to Landlord.  In addition, for purposes of any reletting, Landlord is authorized to decorate, repair, alter and improve the Premises to the extent deemed necessary by Landlord, in its sole discretion.  In the event of the termination of this Lease by Landlord pursuant to (a) above, Landlord shall be entitled to recover from Tenant (i) all damages and other sums that Landlord is entitled to recover under any provision of this Lease or at law or in equity, including, but not limited to, all fixed dollar amounts of Base Rent and Additional Rent accrued and unpaid for the period up to and including such termination date; (ii) all other additional sums payable by Tenant, or for which Tenant is liable, or in respect of which Tenant has agreed to indemnify Landlord, under any of the provisions of this Lease, that may be then owing and unpaid; (iii) all costs and expenses (including, without limitation, court costs and attorneys’ reasonable fees) incurred by Landlord in the enforcement of its rights and remedies under this Lease; and (iv) any damages provable by Landlord as a matter of law including, without limitation, an amount equal to the positive difference, if any, between (x) the discounted present value (at 6% per annum) of the Base Rent provided to be paid for the remainder of the Term (measured from the effective termination date of this Lease) and (y) the fair market rental value of the Leased Premises (determined at the date of termination of this Lease) after deduction (from such fair market rental value) of the projected costs and expenses of reletting the Premises (including the anticipated costs of repairs, alterations, improvements, additions, legal fees and brokerage commissions) as reasonably estimated by Landlord.  If Landlord elects to pursue its rights and remedies under Subsection (b) above, and the Premises are relet and a sufficient sum is not realized therefrom, then to satisfy the payment, when due, of Base Rent and Additional Rent reserved under the Lease for any monthly period (after payment of all Landlord’s reasonable expenses of reletting), Tenant shall, in Landlord’s sole judgment, either (i) pay any such deficiency monthly or (ii) pay such deficiency on an accelerated basis, which accelerated deficiency shall be discounted at a rate of 6% per annum.  If Landlord elects to pursue its rights and remedies under Subsection (b) above, and Landlord fails to relet the Premises, then Tenant shall pay to Landlord the sum of (x) the projected costs of Landlord’s expenses of reletting (including the anticipated costs of repairs, alterations, improvements, additions, legal fees and brokerage commissions) as reasonably estimated by Landlord and (y) the accelerated amount of Base Rent and Additional Rent due under the Lease for the balance of the Term, discounted to present value at a rate of 6% per annum.  Tenant agrees that Landlord may file suit to recover any sums due to Landlord hereunder from time to time and that such suit or recovery of any amount due Landlord hereunder shall not be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord.  If Landlord elects to pursue its rights and remedies under Subsection (b), then Landlord shall at any time have the further right and remedy to rescind such election and pursue its rights and remedies under Subsection (a).  In the event Landlord elects, pursuant to clause (b) of this Section 22.2, to terminate Tenant’s right of possession only, without terminating this Lease, Landlord may, at Landlord’s option, enter into the Premises, remove Tenant’s Property, Tenant’s signs and other evidences of tenancy, and take and hold possession thereof, as provided in Section 20 hereof; provided, however, that such entry and possession shall not terminate this Lease or release Tenant, in whole or in part, from Tenant’s obligation to pay the Base Rent and Additional Rent reserved hereunder for the full Term, or from any other obligation of Tenant under this Lease.  Any and all property that may be removed from the Premises by Landlord pursuant to the authority of the Lease or of law, to which Tenant is or may be entitled, may be handled, removed or stored by Landlord at the sole risk, cost and expense of Tenant, and in no event or circumstance shall Landlord be responsible for the value, preservation or safekeeping thereof.  Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord’s possession or under Landlord’s control.  Any such property of Tenant not retaken from storage by Tenant within 30 days after the end of the Term, however terminated, shall be conclusively presumed to have been conveyed by Tenant to Landlord under this Lease as in a bill of sale, without further payment or credit by Landlord to Tenant.  AS A MATERIAL INDUCEMENT TO LANDLORD TO ENTER INTO THIS LEASE, TENANT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, ANY OBLIGATION OR DUTY ON THE PART OF LANDLORD TO MITIGATE  ANY DAMAGES ARISING BY VIRTUE OF OR IN CONNECTION WITH ANY DEFAULT BY TENANT UNDER THIS LEASE.

For purposes of determining any recovery of rent or damages by Landlord that depends upon what Landlord could collect by using reasonable efforts to relet the Premises, in the event such determination is required by applicable law notwithstanding the foregoing waiver by Tenant, it is understood and agreed that:

(a)      Landlord may elect to lease other comparable, available space in the Building, if any, before reletting the Premises.

(b)      Landlord may decline to incur out-of-pocket costs to relet the Premises, other than customary leasing commissions and legal fees for the negotiation of a lease with a new tenant.

(c)      Landlord may decline to relet the Premises at rental rates below then prevailing market rental rates, because of the negative impact lower rental rates would have on the value of the Building and because of the uncertainty of actually receiving from Tenant the greater damages that Landlord would suffer from and after reletting at the lower rates.

(d)      Before reletting the Premises to a prospective tenant, Landlord may require the prospective tenant to demonstrate the same financial wherewithal that Landlord would require as a condition to leasing other space in the Building to the prospective tenant.

(e)      Identifying a prospective tenant to relet the Premises, negotiating a new lease with such tenant and making the Premises ready for such tenant will take time, depending upon market conditions when the Premises first become available for reletting, and during such time Landlord cannot be expected to collect any revenue from reletting.

(f)          Listing the Premises with a broker in a manner consistent with parts (a) through (e) above constitutes reasonable efforts on the part of Landlord to relet the Premises.

22.3.       Additional Rights of Landlord.  Any and all costs, expenses and disbursements, of any kind or nature, incurred by Landlord or Agent in connection with the enforcement of any and all of the terms and provisions of this Lease, including attorneys’ reasonable fees (through all appellate proceedings), shall be due and payable (as Additional Rent) upon Landlord’s submission of an invoice therefor.  All sums advanced by Landlord or Agent on account of Tenant under this Section, or pursuant to any other provision of this Lease, and all Base Rent and Additional Rent, if delinquent or not paid by Tenant and received by Landlord when due hereunder, shall bear interest at  a  rate equal to the lesser of (i) the maximum lawful rate from time to time permitted under applicable law or (ii)of 5% per annum above the “prime” or “reference” or “base” rate (on a per annum basis) of interest publicly announced as such, from time to time, by Bank One, N.A. or its successor, or such other national banking association as may be designated by Landlord in the event there is no successor thereto (“Default Interest”), from the due date thereof until paid, and such interest shall be and constitute Additional Rent and be due and payable upon Landlord’s or Agent’s submission of an invoice therefor.  The various rights, remedies and elections of Landlord reserved, expressed or contained herein are cumulative and no one of them shall be deemed to be exclusive of the others or of such other rights, remedies, options or elections as are now or may hereafter be conferred upon Landlord by law.

22.4.       Event of Bankruptcy.  In addition to, and in no way limiting the other remedies set forth herein, Landlord and Tenant agree that if Tenant ever becomes the subject of a voluntary or involuntary bankruptcy, reorganization, composition, or other similar type proceeding under the federal bankruptcy laws, as now enacted or hereinafter amended, then:  (a) “adequate assurance of future performance” by Tenant pursuant to Bankruptcy Code Section 365 will include (but not be limited to) payment of an additional/new security deposit in the amount of three times the then current Base Rent payable hereunder; (b) any person or entity to which this Lease is assigned, pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations of Tenant arising under this Lease on and after the effective date of such assignment, and any such assignee shall, upon demand by Landlord, execute and deliver to Landlord an instrument confirming such assumption of liability; (c) notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as “Rent”, shall constitute “rent” for the purposes of Section 502(b)(6) of the Bankruptcy Code; and (d) if this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered to Landlord or Agent (including Base Rent, Additional Rent and other amounts hereunder), shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the bankruptcy estate of Tenant.  Any and all monies or other considerations constituting Landlord’s property under the preceding sentence not paid or delivered to Landlord or Agent shall be held in trust by Tenant or Tenant’s bankruptcy estate for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

23.          BROKER.  Tenant covenants, warrants and represents that the broker set forth in Section 1.9(A) was the only broker to represent Tenant in the negotiation of this Lease (“Tenant’s Broker”).  Landlord covenants, warrants and represents that the broker set forth in Section 1.9(B) was the only broker to represent Landlord in the negotiation of this Lease (“Landlord’s Broker”).  Landlord shall be solely responsible for paying the commission of Landlord’s Broker.  Each party agrees to and hereby does defend, indemnify and hold the other harmless against and from any brokerage commissions or finder’s fees or claims therefor by a party claiming to have dealt with the indemnifying party and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, for any breach of the foregoing.  The foregoing indemnification shall survive the termination or expiration of this Lease.

24.          MISCELLANEOUS.

24.1.       Merger.  All prior understandings and agreements between the parties are merged in this Lease, which alone fully and completely expresses the agreement of the parties.  No agreement shall be effective to modify this Lease, in whole or in part, unless such agreement is in writing, and is signed by the party against whom enforcement of said change or modification is sought.

24.2.       Notices.  Any notice required to be given by either party pursuant to this Lease, shall be in writing and shall be deemed to have been properly given, rendered or made only if personally delivered, or if sent by Federal Express or other comparable commercial overnight delivery service, addressed to the other party at the addresses set forth below (or to such other address as Landlord or Tenant may designate to each other from time to time by written notice), and shall be deemed to have been given, rendered or made on the day so delivered or on the first business day after having been deposited with the courier service:

If to Landlord:	First Industrial Texas, L.P. 311 South Wacker Drive, Suite 4000 Chicago, Illinois 60606 Attn: Executive Vice President — Operations

With a copy to:	First Industrial Realty Trust, Inc. 4505 Excel Parkway, Suite 600 Addison, Texas 75001 Attn: Robert B. Riner, Jr. — Sr. Regional Director

With a copy to:	Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLC 333 West Wacker Drive Suite 2700 Chicago, Illinois 60606 Attn: Suzanne Bessette-Smith

If to Tenant:	Liquidity Services, Inc 2131 K Street NW, 4th Floor Washington, DC 20037

24.3.       Non-Waiver.  The failure of either party to insist, in any one or more instances, upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the Lease shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.  The receipt and acceptance by Landlord or Agent of Base Rent or Additional Rent with knowledge of breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

24.4.       Legal Costs.  Any party in breach or default under this Lease (the “Defaulting Party”) shall reimburse the other party (the “Nondefaulting Party”) upon demand for any legal fees and court (or other administrative proceeding) costs or expenses that the Nondefaulting Party incurs in connection with the breach or default, regardless whether suit is commenced or judgment entered.  Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise.  Furthermore, in the event of litigation, the court in such action shall award to the party in whose favor a judgment is entered a reasonable sum as attorneys’ fees and costs, which sum shall be paid by the losing party. Tenant shall pay Landlord’s attorneys’ reasonable fees incurred in connection with Tenant’s request for Landlord’s consent under provisions of this Lease governing assignment and subletting, or in connection with any other act which Tenant proposes to do and which requires Landlord’s consent.

24.5.       Parties Bound.  Except as otherwise expressly provided for in this Lease, this Lease shall be binding upon, and inure to the benefit of, the successors and assignees of the parties hereto.  Tenant hereby releases Landlord named herein from any obligations of Landlord for any period subsequent to the conveyance and transfer of Landlord’s ownership interest in the Property.  In the event of such conveyance and transfer, Landlord’s obligations shall thereafter be binding upon each transferee (whether Successor Landlord or otherwise).  No obligation of Landlord shall arise under this Lease until the instrument is signed by, and delivered to, both Landlord and Tenant.

24.6.       Recordation of Lease.  Tenant shall not record or file this Lease (or any memorandum hereof) in the public records of any county or state.

24.7.       Survival of Obligations.  Upon the expiration or other termination of this Lease, neither party shall have any further obligation nor liability to the other except as otherwise expressly provided in this Lease and except for such obligations as, by their nature or under the circumstances, can only be, or by the provisions of this Lease, may be performed after such expiration or other termination.

24.8.       Governing Law; Construction.  This Lease shall be governed by and construed in accordance with the laws of the state in which the Property is located.  If any provision of this Lease shall be invalid or unenforceable, the remainder of this Lease shall not be affected but shall be enforced to the extent permitted by law.  The captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation.  This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted.  Each covenant, agreement, obligation, or other provision of this Lease to be performed by Tenant, shall be construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease.  All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.  This Lease may be executed in counterpart and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument.

24.9.       Time.  Time is of the essence for this Lease.  If the time for performance hereunder falls on a Saturday, Sunday or a day that is recognized as a holiday in the state in which the Property is located, then such time shall be deemed extended to the next day that is not a Saturday, Sunday or holiday in said state.

24.10.     Authority of Tenant.  If Tenant is a corporation, partnership, limited liability company, association or any other entity, it shall deliver to Landlord, concurrently with the delivery to Landlord of an executed Lease, certified resolutions of Tenant’s directors or other governing person or body (i) authorizing execution and delivery of this Lease and the performance by Tenant of its obligations hereunder and (ii) certifying the authority of the party executing the Lease as having been duly authorized to do so.

24.11.     WAIVER OF TRIAL BY JURY.  THE LANDLORD AND THE TENANT, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY ANY PARTY TO THIS LEASE WITH RESPECT TO THIS LEASE, THE PREMISES, OR ANY OTHER MATTER RELATED TO THIS LEASE OR THE PREMISES.

24.12.     Relocation.  Landlord shall have the right to relocate Tenant from the Premises to comparable (as to size, configuration and improvements) alternative space in the Property (“Replacement Premises”) upon 90 days’ prior written notice to Tenant.  In the event of such a relocation, Landlord shall make reasonable, good faith efforts to coordinate with Tenant a mutually acceptable plan (as to scope and timing) for such relocation, and Landlord shall be responsible for the third party costs incurred to accomplish the physical relocation of Tenant (e.g. movers and telephone company charges).  If the Replacement Premises are larger in size than the original Premises, there shall be no adjustment in Tenant’s Base Rent; however, Tenant’s Proportionate Share shall be appropriately modified, thereby resulting in a potential increase in Tenant’s Additional Rent.  If, however, the Replacement Premises is a smaller size (as to rentable square feet) than the original Premises, Landlord shall appropriately adjust both Tenant’s Base Rent and its Proportionate Share.

24.13.     Financial Information.  From time to time during the Term, Tenant shall deliver to Landlord information and documentation describing and concerning Tenant’s financial condition, and in form and substance reasonably acceptable to Landlord, within ten (10) days following Landlord’s written request therefor.

24.14.     Confidential Information.  Tenant agrees to maintain in strict confidence the economic terms of this Lease and any or all other materials, data and information delivered to or received by any or all of Tenant and Tenants’ Parties either prior to or during the Term in connection with the negotiation and execution hereof.  The provisions of this Section 24.14 shall survive the termination of this Lease.

24.15.     Submission of Lease.  Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to lease.  This Lease is not effective until execution by and delivery to both Landlord and Tenant.

24.16.     Joint and Several Liability.  All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant hereunder.

24.17.     Riders.  All Riders and Exhibits attached hereto and executed (or initialed) both by Landlord and Tenant shall be deemed to be a part hereof and hereby incorporated herein.

24.18.     WAIVER OF TENANT’S DTPA RIGHTS.   TENANT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, ITS RIGHTS AND REMEDIES UNDER THE TEXAS DECEPTIVE TRADE PRACTICES ACT AS NOW IN FORCE AND FROM TIME TO TIME HEREAFTER AMENDED.

24.19.     Landlord’s Liens.  In addition to any statutory lien for Rent in Landlord’s favor, Landlord shall have and Tenant hereby grants to Landlord, a continuing security interest for all Rent and other sums of money becoming due from Tenant, upon all of Tenant’s Property situated on the Premises, and, notwithstanding anything contrary to this, Lease such Tenant’s Property shall not be removed form the Premises without the consent of Landlord until all arrearages in Rent as well as any and all other sums of money then due to Landlord shall first have been paid and discharged.  In the event of a default under this Lease, Landlord shall have, in addition to any other remedies provided herein by law, all rights and remedies under the Uniform Commercial Code, including without limitation, the right to sell the Tenant’s Property at public or private sale.  Tenant hereby agrees to execute such financing statements and other instruments necessary or desirable in Landlord’s discretion to perfect the security interest hereby created.  Any statutory lien for Rent is not hereby waived, the express contractual lien herein granted being in addition and supplementary thereto

[Signature Page to Follow]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

LANDLORD:

First Industrial Texas LP, a Delaware limited partnership

By: FR Texas GP, LLC, a Delaware limited liability company, its sole general partner

By: First Industrial, L.P., a Delaware limited partnership, its sole member

By: First Industrial Realty Trust, Inc., its general partner

By:
Name: Robert B. Riner, Jr.
Its: Sr. Regional Director

TENANT

, a
:

Name: Jaime Mateus-Tique
Its: President & Chief Operating Officer

Its:

S-1

EXHIBIT A
Property

BEING a tract of land situated in the Solomon Dixon Survey, Abstract No. 408, Dallas County, Texas, and being City of Dallas Lot 1, Block E/8408, “Fifth Installment Perimeter Business Park”, as filed for record in Volume 79205, Page 2576, Deed Records of Dallas County, Texas and being more particularly described as follows:

BEGINNING at a ½-inch iron rod with yellow plastic cap stamped “A.H. HALFF ASSOC.” (hereafter referred to as “with cap”) found in the southerly right-of-way line of Perimeter Drive (60 feet wide), said point being South 56 degrees 23 minutes 30 seconds East, a distance of 40.65 feet from the northwest corner of Lot 2, Block E/8048 of the “Second Installment — Perimeter Business Park” as filed for record in Volume 73229, Page 1371, Deed Records of Dallas County, Texas and being more particularly described as follows:

THENCE, South 56 degrees 23 minutes 30 seconds East, along the south line of Perimeter Drive, a distance of 305.00 feet to a ½-inch iron rod with cap found for the point of curvature of a circular curve to the right having a radius of 25.00 feet, whose chord bears South 19 degrees 56 minutes 39 seconds East, a distance of 29.70 feet;

THENCE in a southeasterly and southwesterly direction, along said south line and curve, through a central angle of 72 degrees 53 minutes 43 seconds an arc distance of 31.81 feet to a ½-inch iron rod with cap found for the point of reverse curvature of a circular curve to the left having a radius of 60.00 feet, whose chord bears South 58 degrees 45 minutes 12 seconds East, a distance of 116.05 feet, said curve being the cul-de-sac of Perimeter Drive;

THENCE along said cul-de-sac, through a central angle of 150 degrees 30 minutes 50 seconds, an arc distance of 157.62 feet to ½-inch iron rod with cap found for corner on the common line of Lot 1 and Lot 2, Block E/8048;

THENCE South 0 degrees 22 minutes 00 seconds West, along said common line, a distance of 683.39 feet to a ½-inch iron rod with cap found for corner;

THENCE North 89 degrees 38 minutes 00 seconds West, along the south line of Lot 1, a distance of 365.00 feet to a ½-inch iron rod with cap found for corner on the east line of Lot 2, Block E/8048;

THENCE North 0 degrees 22 minutes 00 seconds East, along said east line, a distance of 938.00 feet to the POINT OF BEGINNING AND CONTAINING 293,043 square feet or 6.730 acres of land, more or less.

A-1

EXHIBIT A-1

B-1

LEASE EXHIBIT B
Landlord’s Repairs And Improvements

Landlord shall, at Landlord’s sole cost and expense, install three (3) dock levelers, install new warehouse lighting, retile and refurbish the bathroom, and clean the carpet and touch up paint the office area, not to exceed $45,500.  All Tenant Improvements shall be completed within 30 days of Lease Commencement.

B-2

LEASE EXHIBIT C

Broom Clean Condition and Repair Requirements

•                  All walls must be clean and free of holes.

•                  Overhead door must be free of any broken panels, cracked lumber or dented panels.  The overhead door springs, rollers, tracks, motorized door operator, and all other items pertaining to the overhead door must also be in good working condition.

•                  HVAC system must be in good working order.  Filters must be changed, and all thermostats must be in working order.  Tenant must supply Landlord with maintenance records.

•                  All floors (warehouse and office) must be clean and free of excessive dust, dirt, grease, oil and stains.

•                  Drop grid ceiling must be free of excessive dust from lack of changing filters.  (No ceiling tiles may be missing or damaged.)

•                  All trash must be removed from both inside and outside of the Building.

•                  All lightbulbs and ballasts must be working.

•                  All signs in front of Building and on glass entry door and rear door must be removed.

•                  Hot water heater must work.

•                  All plumbing fixtures, equipment and drains must be clean and in working order.

•                  Windows must be clean.

•                  All mechanical and electrical systems must be in good working condition.

LEASE EXHIBIT D

TENANT OPERATIONS INQUIRY

Tenant Name:

Tenant SIC Code/Description:

Property Address:

Property Number/Region:

1.             Name of Company (if different from above)

2.                                       Address (local):

Phone (local)

3.                                       Address (corporate):

Phone (corporate)

4.             What is your business (brief description):

5.             What operations will you maintain at the proposed facility?

6.                                       Has your business received any Notices of Violation of environmental laws from municipal or state agencies regarding operations at your current facility?  If so, explain:

7.                                       Describe any assembly, manufacturing, machining, painting, printing or mechanical repair activities that will be part of your business operations at the proposed facility:

8.             Will your employees operate electrical equipment that contains PCB’s?      YES          NO

9.             Will your business operate one or more Underground Storage Tanks (UST’s) at the proposed facility?                           YES          NO

10.           Will your business operate one or more Aboveground Storage Tanks (AST’s) at the proposed facility?                          YES          NO

11.           TENANT CHEMICAL INVENTORY AT PROPOSED FACILITY - (make additional copies, if required).  You may exclude small quantities of toner and other office supplies)

Chemicals (by name where available)	What will be the average quantity on the proposed premises?	What will be the maximum quantity on the proposed premises?	What will be the annual quantity used?	How will the chemical be stored?

Storage Methods (use all that apply):  A) 55 gallon drum; B) 20 gallon drum; C)2-5 gallon pallet/container; D) bulk dry packages; E) cartoned small containers (less than 2 gallons or 10 pounds) on pallets; F) on floor; G) on racks; H)Underground Storage Tank (UST); I) Above Ground Storage Tank (AST); J) other(please describe).

12.                         Describe any pollution control equipment that will be used at the proposed facility (example:  paint spray booth, fume hood, waste water treatment).

13.

Will your operations generate any chemical wastes that require special disposal? (example: waste oil, waste solvent)	How will the chemical wastes be stored on-site?	How will the wastes be disposed? (example: recycled, landfilled, incinerated)

14.           Does your business have an EPA Hazardous Waste Generator ID Number?                           YES                        NO

15.           What spill prevention and containment measures will be in place for the chemicals and wastes stored at the proposed facility?  (describe briefly)

16.                                 Does your business have an Emergency Response or Contingency Plan in place in the event of a chemical  incident (please provide a copy)                                   YES                                        NO

17.           Does your business have any type of Hazardous Materials training program for your employees? (describe briefly):

18.                                 Do you have copies of all Material Safety Data Sheets (MSDS) at your facility for the chemicals listed in question #7? (Please provide copies):                   YES                                        NO

19.                                 Does your business carry environmental insurance coverage in the event of a chemical incident?                                     YES                                        NO

20.                                 Will you be required to make filings and notices or obtain permits as required by Federal and/or State regulations for the operations at the proposed facility?  Specifically:

a. SARA Title III Section 312 (Tier II) reports	YES	NO

(> 10,000lbs. of hazardous materials STORED at any one time)

b. SARA Title III Section 313 (Tier III) Form R reports	YES	NO

(> 10,000lbs. of hazardous materials USED per year)

c. NPDES or SPDES Stormwater Discharge permit	YES	NO

(answer “No” if “No-Exposure Certification” filed)

21.                                 This form was prepared by the undersigned as a complete and correct description of Tenant’s proposed operations at the location noted, and the Landlord may rely on this information.

Signature	Print Name

Date

EXHIBIT E
MOVING CLAUSE

Provided Tenant is not in default of any terms and conditions of the Lease, and Landlord is still the owner of record for the current Premises, Tenant shall have the ability to move from the Premises to other First Industrial owned projects and/or a future developed projects of similar square footage during the term of the Lease, without incurring any penalty under its current Lease. Tenant’s obligations under its current Lease shall be cancelled in full following Tenant’s actual moving date to the alternate First Industrial space. Landlord and tenant agree to negotiate such relocation in good faith based on current market conditions.